UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2009

Black Gaming, LLC
(Exact name of registrant as specified in its charter)

Nevada	333-123179	20-8160036
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10777 W Twain Ave, Las Vegas, Nevada	89135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 318-6888

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events.

On September 3, 2009, Black Gaming, LLC (together with its direct and indirect wholly-owned subsidiaries, the “Company”) received a Notice of Default, Imposition of Default Rate of Interest, and Reservation of Rights letter (the “Notice”) from Wells Fargo Foothill, Inc. with respect to that certain credit agreement, dated as of December 20, 2004, as amended (the “Credit Agreement”), by and among the lenders identified on the signature pages thereof (the “Lenders”), Wells Fargo Foothill, Inc. (together with the Lenders, the “Lender Group”), as the arranger and administrative agent for the Lenders, and the Company.

The Notice states that events of default exist under the Credit Agreement as a result of the Company’s failure to achieve EBITDA in the amounts required by the Credit Agreement, the Company’s failure to pay the Overadvance (as defined in the Credit Agreement) amount existing on September 30, 2008, the Company’s failure to comply with certain representations and warranties in the Credit Agreement, the Company’s suspension of operations at its Oasis Resort and Casino, the Company’s failure to make the scheduled interest payments due on January 15, 2009 and July 15, 2009 under the Company’s 9.0% Senior Secured Notes, the Company’s failure to make the scheduled interest payment due on July 15, 2009 under the Company’s 12 3/4% Senior Subordinated Notes, and the Company’s failure to obtain control agreements for deposit accounts established and maintained by the Company.

The Notice further states that as a result of the events of default, the Lender Group has elected to increase the applicable rate of interest under the Credit Agreement to the default rate, which is 2% above the per annum rate otherwise applicable under the Credit Agreement, retroactive to March 9, 2009. The retroactive default interest amounts to approximately $150,000 through August 31, 2009. The Notice further states that the Lender Group is under no further obligation to extend further credit under the Credit Agreement, is continuing to evaluate its response to the events of default, and reserved all of its rights and remedies under the Credit Agreement. At this time, the Lender Group has not elected to accelerate the indebtedness under the Credit Agreement.

As reported in the Company’s Form 10-Q filed on August 14, 2009, the Credit Agreement is substantially fully drawn, with approximately $14.8 million outstanding, and the Company and Wells Fargo Foothill, Inc. have been in discussions regarding the effects of the events of default under the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Gaming, LLC

Date: September 9, 2009	By:	/s/ Sean P. McKay

Sean P. McKay
	Its:	Chief Accounting Officer